EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                               ---------------------
                                                 1999         1998
                                               ---------   ---------

Weighted  average common shares outstanding    1,239,074   1,261,241
Dilutive effect of common stock equivalents          ---         ---
                                               ---------   ---------
Weighted average common and common stock
   equivalent shares outstanding               1,239,074   1,261,241
                                               =========   =========
Net income                                     $ 407,459   $ 336,819
                                               =========   =========
Earnings per share:
     Basic                                     $    0.33   $    0.27
                                               =========   =========
     Diluted                                   $    0.33   $    0.27
                                               =========   =========

                                      17